FOURTH AMENDMENT TO MANAGEMENT AGREEMENT
                    ----------------------------------------
                             WITH OPTION TO PURCHASE
                             -----------------------
                        (AL I - Emeritrust 25 Facilities)

     This Fourth Amendment to Management Agreement with Option to Purchase (this "Amendment") is effective as of April 1, 2004 by and among Emeritus Management LLC, a Washington limited liability company ("Emeritus Management"), Emeritus Management I LP, a Washington limited partnership ("Texas Manager;" together with Emeritus Management referred to herein as "Manager"), Emeritus Corporation, a Washington corporation ("Emeritus), AL Investors LLC, a Delaware limited liability company ("AL Investors"), for itself and as sole managing member or sole managing member of the general partner of each of the Facility Entities set forth on Exhibit A to the Management Agreement (as hereinafter defined) (individually or collectively "Owner" or "Owners").


                                    Recitals
                                    --------

     A. Emeritus Management, Texas Manager, Emeritus, AL Investors, ESC I, L.P., a Washington limited partnership ("ESC"), and Emeritus Properties I, Inc., a Washington corporation ("EPI") entered into that certain Management Agreement with Option to Purchase (Emeritrust 25) dated December 30, 1998, pursuant to which, among other things, AL Investors and the Facility Entities engaged Manager to manage certain Facilities described therein (as subsequently amended, the "Management Agreement"). Pursuant to the terms of the Management Agreement, ESC and EPI have ceased to be Managers under the Management Agreement. The Management Agreement has been previously amended by (1) First Amendment to Management Agreement with Option to Purchase, dated March 22, 2001 (the "First Amendment"), (2) Second Amendment to Management Agreement with Option to Purchase dated January 1, 2002 (the "Second Amendment"), (3) Waiver, Consent and Amendment to Management Agreement dated May 1, 2002 ("Laurel Place Waiver"), (4) Third Amendment to Management Agreement dated as of June 30, 2003 ("Third Amendment"), (5) Termination of Memorandum of Management Agreement With Option to Purchase for Laurel Place ("Park Place Waiver") and (6) Termination of Memorandum of Management Agreement with Option to Purchase (Madison Glen) ("Madison Glen Waiver"). Pursuant to the Laurel Place Waiver, the Facility known as Laurel Place was sold and has been deleted from the Management Agreement. Pursuant to the Park Place Waiver, the Facility known as Park Place has been sold and deleted from the Management Agreement. Pursuant to the Madison Glen Waiver, the Facility known as Madison Glen has been sold and deleted from the Management Agreement.

     B. In connection with an extension and modification of the Senior Loan pursuant to Amended and Restated Loan Agreement dated on or about April 20, 2004 ("Amended Loan Agreement"), the parties now desire to amend the Management Agreement to provide for the extension of the Management Agreement until April 1, 2005, and if extended for the Extension Period (as defined in the Amended Loan Agreement) until April 1, 2006.

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.     Defined  Terms.  All  terms capitalized herein but not defined shall have
       --------------
the  meanings  given  them  in  the  Management  Agreement.

2.     Term.  The  text  of  Section 2.3 is deleted in its entirety and replaced
       ----
with  the  following:

The Term of the Management Agreement as defined in the Third Amendment has been extended to April 1, 2004. The Term of the Management Agreement is hereby extended to April 1, 2005, and for the Extension Period, if Owner so elects and is entitled to so extend, subject to sooner termination as provided herein. Notwithstanding anything to the contrary herein, either Manager or Owners may terminate this Agreement without cause upon ninety (90) days prior written notice to the other as more particularly provided in Section 9.1 and 9.2. If the Management Agreement is terminated because Owner fails to qualify for the Extension Period, then Manager at Owner's request agrees to manage the Facilities for a period of up to ninety (90) days upon the terms set forth herein.

3.     Financial  Covenant.   The  following  is  added  as  Section  4.5:
       -------------------

So long as any part of the Senior Loan remains outstanding, Emeritus shall maintain Liquidity (defined below) of at least $2,000,000 as of the last day of each March, June, September and December; and shall provide evidence thereof satisfactory to Senior Lender upon request of Senior Lender. As used in this paragraph, Liquidity means unrestricted and unencumbered cash, cash equivalents including commercial paper with maturities of less than 90 days and marketable securities that are owned, directly or indirectly, by Emeritus.

4.     Insurance.   The  following  is  added  as  Section  5.3:
       ---------

Notwithstanding anything contained in this agreement, Owners will not exercise their remedies with respect to any breach by Emeritus or the Managers of the insurance requirements set forth in Section 5 that is the subject of a forbearance letter issued by Senior Lender so long as Emeritus and/or the Managers comply in all respects with the requirements of Senior Lender as set forth in such forbearance letter. In the event that Senior Lender revokes its forbearance letter and requires compliance with the insurance requirements of the Senior Loan Documents, then Emeritus and the Managers shall comply with such requirements of Senior Lender. The cost of such compliance shall be an Operating Expense.

5.     Indemnity.   The  third  to  last  sentence of Section 6.1 is deleted and
       ---------
replaced  with  the  following:

All costs and expenses of Manager pursuant to this indemnity shall be an Operating Expense so long as (a) Manager was not in breach of this Agreement, and (b) was not negligent.

6.     Management  Fees.  Section  7.1 and 7.2 are deleted and replaced with the
       ----------------
following:

     7.1 Base Management Fee. Manager shall be entitled to pay itself from the Agency Account on the 4th day of each month a management fee of 5% of the Total Revenues from all Facilities in the aggregate then subject to this Agreement ("Base Management Fee").

     7.2 No Accruals of Prior Management Fees. All accruals of the Base Management Fee, Additional Management Fee or any other Management Fee accrued for all periods prior to April 1, 2004 are terminated and written off. The Base Management Fee shall be Manager's sole management fee and all references to any Additional Management Fee are deleted.

     Section 7.3 is deleted. All references to reimbursement of Loan Extension Closing Costs or Pooled Expenses are deleted and Owner acknowledges such amounts have been paid for all prior Senior Loan extensions. With respect to the Amended Loan Agreement, AL Investors has agreed to pay from funds held by Emeritus on behalf of AL Investors (a) all fees as defined in Section 2.6 of the Amended Loan Agreement; (b) all closing costs in connection with the Amended Loan Agreement, including without limitation, all costs and fees which Owners as borrowers are obligated to reimburse to Senior Lender, title insurance fees, UCC search costs, attorneys' fees and costs of AL Investors and Senior Housing Partners I, L.P. and any other reasonable out-of-pocket costs and expenses and
(c) all extension fees for the Extension Period. Provided, however, if Emeritus does not have sufficient funds held for the account of AL Investors to pay the foregoing amounts, Daniel R. Baty shall pay such amounts.

7.     Expenditures.  To be consistent with the revisions to Section 7.1 and 7.2
       ------------
     above,  Section  8.2  is  deleted  and  replaced  with  the  following:

     8.2 Expenditures. In accordance with the Annual Plan, except as otherwise approved by Owners, Managers as agent for the Facility Entities are hereby authorized and directed to pay from the Agency Account for each Facility in the following order of priority such amounts and at such times as are required to pay the following expenditures:

     (a)     The  Operating  Expenses;

     (b) The Fixed Operating Expenses, including Capital Expenditures, except for such items as Owner has elected to pay directly;

     (c)     The  cost  of  Capital  Improvements  approved  by  Owner;

     (d)     The  Base  Management  Fee;

     (e) Any remaining Cash Available for Distribution shall be paid to Owner.

     Any amounts due Owner shall be paid over to Owners as directed by Owners within twenty (20) days after the end of each calendar month during the term of this Agreement. Funds in the Agency Account shall not be utilized for any other purpose.

8.     Deficit  Contributions.  Section  8.3  is  deleted  in  its  entirety and
       ----------------------
replaced  with  the  following:

a. Deficit Contributions. All Operating Deficits during the Term remaining after Owner has funded the full amount of the Owner's Deficit Contribution, i.e., $4,500,000, (which Owners and Manager acknowledge has been previously funded) shall be funded absolutely and unconditionally by Daniel R. Baty ("Baty") into the Agency Account or otherwise as directed by Owners as and when necessary to pay, but in any event no later than ten (10) days after written notice from Owners, all Operating Deficits during any calendar month during the Term and by his execution hereof Baty agrees to do so. Neither Owners, Manager or Emeritus shall have any obligation to fund Operating Deficits or to reimburse Baty for any Operating Deficit payments or contributions. All references in the Agreement to any obligation of Emeritus to fund Operating Deficits, e.g., Section 1.4, are hereby deleted. Notwithstanding the foregoing, Emeritus shall continue to pay Owners any amount owing to Owners for Operating Deficits that accrued prior to October 1, 2003.

9.     Termination.  Section  9.1  is  deleted  and replaced with the following:
       -----------

     9.1 Managers. The Managers may terminate this Agreement, with respect to all (but not less than all) of the Facilities by reason of any of the following ("Event of Default"): (i) the Owner breaches or fails to perform a material term of this Agreement, which breach or failure is not cured within thirty (30) days after written notice of said breach is provided to Owner, or (ii) Baty fails to fund Operating Deficits in accordance with Section 8.3. In addition to the foregoing right to terminate for Owners' or Baty's default, Manager, upon ninety (90) days prior written notice, may terminate this Agreement at any time at its sole election. With respect to an Event of Default under (ii) the sole remedy of Managers, notwithstanding anything to the contrary herein, shall be to terminate this Agreement.

Section  9.2  is  deleted  and  replaced  with  the  following:

     9.2 Owner. The Owner may terminate this Agreement with respect to any one or all of the Facilities by reason of any of the following (each an "Event of Default"): (i) Baty fails to fund any Operating Deficit under Section 8.3 within fifteen (15) days after written notice from Owner that payment has not been paid when due; (ii) Managers or any of them or Emeritus breaches or fails to perform a material term of this Agreement as to any or all Facilities, which breach or failure is not cured within thirty (30) days after written notice of said breach is provided to the Managers; (iii) Daniel Baty fails to comply with the liquidity and reporting requirements of the Senior Loan (which is not cured within any applicable cure period set forth therein); (iv) either Manager or Emeritus suffers a Bankruptcy Event; or (v) Emeritus fails to comply with the liquidity and reporting requirements set forth in Section 4.5 and such failure is not cured within thirty (30) days after written notice of such breach is provided to Emeritus. In addition to the foregoing rights to terminate for Manager's or Baty's default, Owners may, upon ninety (90) days prior written notice, terminate this Agreement at any time at its sole election.

Section  9.3  is  deleted  and  replaced  with  the  following:

     9.3 Curing Defaults. Any default by Managers or Owner under the provisions of Section 9.1 and 9.2, except for defaults involving the payment of money which must be cured within the applicable cure period, shall not constitute an Event of Default if the nature of such default will not permit it to be cured within the cure period allotted, provided that either Managers or Owner promptly shall commence to cure such default and shall proceed to complete the same with diligence but in no event later than sixty (60) days after the written notice of default has been given.

The last sentence of Section 9.4 is deleted, and Sections 9.8, 9.9 and 9.10 are deleted.

10.     Emeritus  Option  to  Purchase.  Section  13  and  all references to any
        ------------------------------
option that Managers or Emeritus may have to purchase the Facilities are deleted.

11.     Emeritus  Right  of First Refusal.  Section 14 and all references to any
        ---------------------------------
rights of first refusal that Managers or Emeritus may have to purchase the Facilities are deleted.

12.     Exhibits.  Exhibit  A  is  hereby  revised  as  follows:
        --------

a. Senior Loan - the definition of Senior Loan is deleted and replaced with the following:

Senior Loan: any indebtedness incurred by Owners which is secured by any mortgage, deed of trust and related security instruments against a Facility. Initially the Senior Loan is evidenced by that certain Loan Agreement between AL Investors (and the Facility Entities) and GMAC Commercial Mortgage Corporation dated on or about December 30, 1998, as amended by the First, Second and Third Amendments to Loan Agreement, including, without limitation, all interest increases and modifications contained therein (the "Initial Senior Loan"). The Senior Loan includes any refinance, modification, or extension of the Initial Senior Loan, including, without limitation, the extension and modification set forth in the Amended Loan Agreement.

b.     Deemed  Senior  Loan  -  the definition of Deemed Senior Loan is deleted.

c. Fixed Operating Expenses - the definition of Fixed Operating Expenses is deleted in its entirety and replaced with the following:

     Fixed Operating Expenses: for any period, all fixed costs and expenses of owning, and operating the Facilities in the aggregate, except where the Agreement expressly provides that Fixed Operating Expenses shall be determined for each Facility, to the extent such costs and expenses are not included in Operating Expenses, including but not limited to (a) all amounts to be paid into any reserve account and the cost of Capital Improvements approved by Owners including those funded from any reserve account; (b) the debt service on account of the then Senior Loan; (c) the real and personal property ad valorem taxes and assessments; (d) the Base Management Fee; and (e) all costs and expenses of all property and casualty insurance on or in respect of the Facilities provided for herein and the amount of all self-insured losses or deductibles. Fixed Operating Expenses shall not include the Excluded Expenses.

d. Facility or Facilities - Laurel Place, Park Place, and Madison Glen are deleted.

          e.     Management  Fee  -  Revised  to  mean  the Base Management Fee.

13.     Guaranty  of Management Agreement and Shortfall Funding Agreement.  That
        -----------------------------------------------------------------
certain Guaranty of Management Agreement and Shortfall Funding Agreement dated December 30, 1998 and executed by Emeritus Corporation ("Guaranty") is amended as follows:

Section 1.2 of the Guaranty and all references to Operating Deficits or any obligation of Emeritus to fund Operating Deficits are hereby deleted. The Guaranteed Obligations as referenced in Section 1.1 are limited to Manager's obligations under the Management Agreement, as amended, and do not include any obligation to fund Operating Deficits.

14.     Ratification.  The  Management  Agreement, as amended by this Agreement,
        ------------
is hereby ratified and confirmed. In the event of any inconsistency between this Amendment and the Management Agreement, this Amendment shall control.

15.     Understandings  and  Agreements.  This  Amendment,  together  with  the
        -------------------------------
Management Agreement, constitutes all of the understandings and agreements between the parties with respect to the management of the Facilities.

16.     Headings.  The  headings  contained  herein  are  for  convenience  of
        --------
reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

17.     Applicable  Law.  This  Agreement shall be construed and interpreted and
        ---------------
be  governed  by  the  laws  of  the  State  of  Washington.

18.     Counterparts.  This  Agreement may be executed and delivered in multiple
        ------------
counterparts with the same effect as if all parties had executed the same original, and all such counterparts, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

         [Remainder of page intentionally left blank; signatures follow]

50400533.06
           Signature Page for Fourth Amendment to Management Agreement


EMERITUS  MANAGEMENT
--------------------

EMERITUS  MANAGEMENT  LLC,  a  Washington  limited  liability  company

By:     Emeritus  Corporation,  a  Washington  corporation


By:  /s/  William  M.  Shorten
     -------------------------
Name:   William  M.  Shorten
        --------------------
Title:  Director  of  Real  Estate  Finance
        -----------------------------------


EMERITUS  MANAGEMENT  I  LP
---------------------------

EMERITUS  MANAGEMENT  I  LP,  a  Washington  limited  partnership

By:     EM  I,  LLC,  a  Washington  limited  liability  company

By:     Emeritus  Corporation,  a  Washington  corporation


By:  /s/  William  M.  Shorten
     -------------------------
Name:   William  M.  Shorten
        --------------------
Title:  Director  of  Real  Estate  Finance
        -----------------------------------


EMERITUS
--------

EMERITUS  CORPORATION,  a  Washington  corporation


By:  /s/  William  M.  Shorten
     -------------------------
Name:   William  M.  Shorten
        --------------------
Title:  Director  of  Real  Estate  Finance
        -----------------------------------

           Signature Page for Fourth Amendment to Management Agreement


AL  INVESTORS
-------------

AL INVESTORS LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Owners, or in the case where the Owner is a limited partnership, as sole managing member on behalf of the general partner thereof


By:   /s/  Norman  L.  Brenden
Norman  L.  Brenden,  Manager



                              /s/  Daniel  R.  Baty
Daniel R. Baty for purposes of unconditionally agreeing to fund Operating Deficits as provided in Section 8.3 and the costs and expenses set forth in
Section  7

The undersigned lenders in connection with the Senior Loan and the Junior Loan have executed this Agreement for the sole purpose of consenting to the foregoing Amendment.

GMAC  Commercial  Mortgage  Corporation,  a  California  corporation


By:       /s/  Lisa  M.  Lautner
Name:  Lisa  M.  Lautner
     -------------------
Title:  Senior  Vice  President
        -----------------------


Senior  Housing  Partners  I,  L.P.,  a  Delaware  limited  partnership

By:     Senior  Housing  Partners  I,  L.L.C.,  its  general  partner

     By:     Prudential  Life  Insurance Company of America, its managing member


By:     /s/  Noah  R.  Levy
        -------------------
          Noah  R.  Levy,  Vice  President
          --------------------------------